AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            SEVI HEALTH COMPANY, INC.

                                    ARTICLE I

                                      NAME
                                      ----

     The name of the Corporation is SEVI Health Company, Inc.

                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT
                           ---------------------------

     The registered office of the Corporation in the State of Oklahoma, is located at 8908 South Yale, Suite 409, Tulsa, Oklahoma 74137. The Corporation's registered agent at that office is Rhonda Vincent.

                                   ARTICLE III

                                     PURPOSE
                                     -------

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Oklahoma General Corporation Act.

                                   ARTICLE IV

                                    DURATION
                                    --------

     The period of existence of the Corporation is perpetual.

                                    ARTICLE V

                                 CAPITALIZATION
                                 --------------

     The total number of shares which this Corporation is authorized to issue is 20,000,000 shares of Common Stock, par value $0.001 per share.

     The Board of Directors shall have the power and authority to issue without shareholder approval debentures or other securities convertible into, or warrants or options to subscribe for or purchase, authorized shares of Common Stock or Preferred Stock of the Corporation upon such terms and conditions as shall be determined by action of the Board of Directors.

                                   ARTICLE VI

                              NO CUMULATIVE VOTING
                              --------------------

     The holders of record of the Common Stock or Preferred Stock shall have one vote for each share held of record. Cumulative voting for the election of directors or otherwise is not permitted.

                                   ARTICLE VII

                              NO PREEMPTIVE RIGHTS
                              --------------------

     No holder of record of Common Stock or Preferred Stock shall have a preemptive right or be entitled as a matter of right to subscribe for or purchase any: (i) shares of capital stock of the Corporation of any class whatsoever; (ii) warrants, options or rights of the Corporation; or (iii) securities convertible into, or carrying warrants, options or rights to subscribe for or purchase, capital stock of the Corporation of any class whatsoever, whether now or hereafter authorized.

                                  ARTICLE VIII

                               BOARD OF DIRECTORS
                               ------------------

     The Board of Directors shall consist of from one (1) to five (5) directors who shall serve as directors until the next annual meeting of shareholders or until their respective successor is duly elected and qualified. The number of directors may be changed from time to time in accordance with the bylaws of the Corporation then in effect. Election of directors at a meeting of shareholders need not be by written ballot.

                                   ARTICLE IX

                               AMENDMENT OF BYLAWS
                               -------------------

     The Board of Directors of the Corporation is expressly authorized and empowered to make, alter, amend or repeal the bylaws of the Corporation and to adopt new bylaws.

                                    ARTICLE X

                         POSSIBLE CONFLICTS OF INTEREST
                         ------------------------------

     No agreement or transaction involving the Corporation or any other corporation, partnership, proprietorship, trust, association or other entity in which the Corporation owns an interest or in which a director or officer of the Corporation has a financial interest shall be void or voidable solely for this reason or solely because any such director or officer is present at or participates in the approval of such agreement or transaction.

                                   ARTICLE XI

                                 INDEMNIFICATION
                                 ---------------

     To the full extent not prohibited by the law as in effect from time to time, the Corporation shall indemnify any person (and the heirs, executors and representatives of such person) who is or was a director, officer, employee or agent of the Corporation, or who, at the request of this Corporation, is or was a director, officer, employee, agent, partner, or trustee, as the case may be, of any other corporation, partnership, proprietorship, trust, association or other entity in which this Corporation owns an interest, against any and all liabilities and reasonable expenses incurred by such person in connection with or resulting from any claim, action, suit or proceeding, whether brought by or in the right of the Corporation or otherwise and whether civil, criminal, administrative or investigative in nature, and in connection with an appeal relating thereto, in which such person is a party or is threatened to be made a party by reason of serving or having served in any such capacity.

                                   ARTICLE XII

                     NO DIRECTOR LIABILITY IN CERTAIN CASES
                     --------------------------------------

     To the maximum extent permitted by law as in effect from time to time, no director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of any fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director for: (i) any breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) unlawful payment of dividends or stock redemptions; or (iv) any transaction from which the director derived an improper personal benefit.

                                  ARTICLE XIII

                               CERTAIN COMPROMISES
                               -------------------

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of this Corporation or of any creditor or shareholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 1106 of Title 18 of the Oklahoma Statutes as in effect from time to time or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 1100 of Title 18 of the Oklahoma Statutes as in effect from time to time, may order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4ths) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation.

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporated to be signed by its President and attested by its Corporate Secretary this ____ of February, 1998.


ATTEST:

-----------------------------          ------------------------------
Rhonda R. Vincent, Secretary           M. Keith Ives, President


STATE OF OKLAHOMA                   )
                                    ) SS.
COUNTY OF TULSA                     )

     I, a Notary Public, hereby certify that on the ___ day of February, 1998, personally appeared before me, M. Keith Ives, who after having been duly sworn, declared that he is President of SEVI Health Company, Inc., that he signed the foregoing Amended and Restated Certificate of Incorporation as his free and voluntary act and deed for and on behalf of that Corporation for the use and purposes therein stated and that the facts therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this ____ day of February, 1998.


                                                --------------------------------
                                                Notary Public

My Commission expires:

----------------
[seal]